Exhibit 10.2
Form of PSU Award Agreement (Refresh)

CREDO TECHNOLOGY GROUP HOLDING LTD.
2021 LONG-TERM INCENTIVE PLAN NOTICE OF PSU AWARD
Except as otherwise indicated, any capitalized term used but not defined in this Notice of PSU Award (this “Notice”) shall have the meaning ascribed to such term in the Credo Technology Group Holding Ltd. 2021 Long-Term Incentive Plan (as it may be amended from time to time, the “Plan”).

You (the “Participant”) have been granted an Award of performance-based restricted stock units (“PSUs” or the “Award”) under the Plan, subject to the terms and conditions of the Plan, this Notice and the attached PSU Agreement, including Appendix A attached thereto (this Notice and the attached PSU Agreement, including all appendices attached thereto, collectively, the “Award Agreement”).

Name:	[●]

Number of Target PSUs:	[●] (“Target PSUs”)

Date of Grant:	[●]

Vesting Schedule:
Subject to satisfaction of the Performance Condition (as defined in Appendix A) and subject to Section 2 of the PSU Agreement, the Award will vest with respect to the number of Achievement PSUs (as defined in Appendix A) in accordance with the following schedule (each, a “Vesting Date”):

25% of the number of Achievement PSUs will vest on June 10, 2026;
25% of the number of Achievement PSUs will vest on June 10, 2027;
25% of the number of Achievement PSUs will vest on June 10, 2028; and
25% of the number of Achievement PSUs will vest on June 10, 2029.

Performance Condition:	The number of Target PSUs that may become Achievement PSUs will be based on the satisfaction of the Performance Condition as determined in accordance with Appendix A.
The Company, by its duly authorized officer, and the Participant have executed this Notice as of the Date of Grant.

CREDO TECHNOLOGY GROUP HOLDING LTD.
By:
Name
Title:
1

The undersigned Participant acknowledges receipt of, and understands and agrees to, this Notice, the Award Agreement and the Plan.
PARTICIPANT

By:
[●]
2

CREDO TECHNOLOGY GROUP HOLDING LTD.
2021 LONG-TERM INCENTIVE PLAN PSU AGREEMENT
The Participant named in the attached Notice of PSU Award (the “Notice”) has been granted an Award of PSUs (the “Award”) pursuant to the Credo Technology Group Holding Ltd. 2021 Long-Term Incentive Plan (as it may be amended from time to time, the “Plan”), the Notice and this PSU Agreement, including Appendix A attached hereto (this “Agreement”), dated as of [●], 2025, between the Participant and Credo Technology Group Holding Ltd. (the “Company”). Except as otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan.
1.Issuance of Ordinary Shares. Each PSU shall represent the right to receive one Ordinary Share upon the vesting of such PSU, as determined in accordance with and subject to the terms of this Agreement (including Appendix A attached hereto), the Plan and the Notice. The number of Target PSUs is set forth in the Notice.
2.Vesting Dates. Subject to Section 2, the Achievement PSUs shall vest on the Vesting Dates set forth in the Notice.
3.Termination of Service.
(a)Other Than For Cause or Due to Death or Disability. In the event of the Participant’s Separation from Service for any reason other than (x) by the Company for Cause or (y) due to death or Disability, any PSUs that are not vested as of the date of such Separation from Service will be forfeited.
(b)Due to Death or Disability. In the event of the Participant’s Separation from Service due to death or Disability, any PSUs that are not vested as of the date of such Separation from Service will vest in full with respect to the number of Achievement PSUs (or, if the date of Separation from Service occurs prior to the Certification Date, Target PSUs).
(c)For Cause. In the event of the Participant’s Separation from Service by the Company for Cause, the PSUs, whether vested or unvested, will be forfeited.
(d)As used herein, “Disability” shall have the meaning ascribed to such terms in the Credo Technology Group Holding Ltd Executive Change in Control Severance Plan or the Credo Technology Group Holding Ltd Key Employee Change in Control Severance Plan, as applicable, in each case, as in effect from time to time.
4.Change in Control. In the event of a Change in Control, the PSUs will be treated in accordance with Section 12(c) of the Plan.
5.Voting Rights. The Participant shall have no voting rights or any other rights as a shareholder of the Company with respect to the PSUs unless and until the Participant becomes the record owner of the Ordinary Shares underlying the PSUs.

6.Dividend Equivalents. If a cash dividend is declared on Ordinary Shares during the period commencing on the Date of Grant set forth in the Notice and ending on the date on which any Ordinary Shares underlying the PSUs are distributed to the Participant pursuant to this Agreement, the Participant shall be eligible to receive an amount in cash (a “Dividend Equivalent”) equal to the dividend that the Participant would have received had the Ordinary Shares underlying the PSUs been held by the Participant as of the time at which such dividend was declared. Each Dividend Equivalent will be paid to the Participant in cash as soon as reasonably practicable (and in no event later than 30 days) after the applicable vesting date of the corresponding PSUs. For clarity, no Dividend Equivalent will be paid with respect to any PSUs that do not become Achievement PSUs or otherwise do not vest or are forfeited.
7.Distribution of Ordinary Shares. Subject to the provisions of this Agreement, upon the vesting of any of the PSUs, the Company shall deliver to the Participant, as soon as reasonably practicable (and in no event later than 30 days) after the applicable vesting date, one Ordinary Share for each such PSU. Upon the delivery of Ordinary Shares, such Ordinary Shares shall be fully assignable, alienable, saleable and transferrable by the Participant; provided that any such assignment, alienation, sale, transfer or other alienation with respect to such Ordinary Shares shall be in accordance with applicable securities laws and any applicable Company policy.
8.Responsibility for Taxes.
(a)The Participant acknowledges that, regardless of any action taken by the Company, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”) is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company. The Participant further acknowledges that the Company (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including, but not limited to, the grant, vesting or settlement of the Award, the subsequent sale of Ordinary Shares acquired upon settlement of the Award and the receipt of any dividends and/or Dividend Equivalents; and (ii) does not commit to and is under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate the Participant’s liability for Tax- Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b)Prior to any relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Company to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company, or its respective agents, at its discretion, to satisfy any applicable withholding obligations with regard to all Tax-Related Items in the manner determined by the Company from time to time, which may include: (i) withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company; (ii) requiring the Participant to remit the aggregate amount of such Tax-Related Items to the Company in full, in cash or by check, bank draft or money order payable to the order of the Company; (iii) through a procedure whereby the Participant delivers or is deemed to deliver irrevocable instructions to a broker reasonably acceptable to the Committee to sell Ordinary Shares obtained upon settlement of the Award and to deliver promptly to the Company an amount of the proceeds of such sale equal to the amount of the Tax-Related Items; (iv) by a “net settlement” under which the Company reduces the number of Ordinary Shares issued on settlement of the Award by the number of Ordinary Shares with an aggregate Fair Market Value that equals the amount of the Tax-Related Items associated with such settlement; or (v) any other method of withholding determined by the Company and permitted by applicable law.
(c)Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case the Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent number of Ordinary Shares. If the obligation for Tax-Related Items is satisfied by withholding in Ordinary Shares, for tax purposes, the Participant is deemed to have been issued the full number of Ordinary Shares subject to the settled Award, notwithstanding that a number of the Ordinary Shares are held back solely for the purpose of paying the Tax-Related Items.
(d)Finally, the Participant agrees to pay to the Company any amount of Tax- Related Items that the Company may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Ordinary Shares or the proceeds of the sale of Ordinary Shares, if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items.
9.Not Salary, Pensionable Earnings or Base Pay. The Participant acknowledges that the Award shall not be included in or deemed to be a part of (a) salary, normal salary or other ordinary compensation, (b) any definition of pensionable or other earnings (however defined) for the purpose of calculating any benefits payable to or on behalf of the Participant under any pension, retirement, termination or dismissal indemnity, severance benefit, retirement indemnity or other benefit arrangement of the Company or any Affiliate or (c) any calculation of base pay or regular pay for any purpose.
10.Cancellation/Clawback. The Participant hereby acknowledges and agrees that the Participant and the Award are subject to the terms and conditions of Section 18 (Cancellation or “Clawback” of Awards) of the Plan.
11.Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The Plan is incorporated herein by reference. If and to the extent that this Agreement conflicts or is inconsistent with the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.

12.Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently by similar process give notice of:
If to the Company:
Credo Technology Group Holding Ltd. 110 Rio Robles
San Jose, California 95134 Attention: James Laufman
Email: james.laufman@credosemi.com
If to the Participant, to the address of the Participant on file with the Company.
13.No Right to Continued Service. The grant of the Award shall not be construed as giving the Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any Affiliate.
14.No Right to Future Awards. Any Award granted under the Plan shall be a one- time Award that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under the Plan.
15.Transfer of PSUs. Except as may be permitted by the Committee, neither the Award nor any right under the Award shall be assignable, alienable, saleable or transferable by the Participant otherwise than by will or pursuant to the laws of descent and distribution. This provision shall not apply to any portion of the Award that has been fully settled and shall not preclude forfeiture of any portion of the Award in accordance with the terms herein.
16.Entire Agreement. This Agreement, the Plan, the Notice and any other agreements, schedules, exhibits and other documents referred to herein or therein constitute the entire agreement and understanding between the parties in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, between the parties with respect to the subject matter hereof.
17.Severability. If any provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or this Agreement under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Board, materially altering the intent of this Agreement, such provision shall be stricken as to such jurisdiction, and the remainder of this Agreement shall remain in full force and effect.

18.Amendment; Waiver. No amendment or modification of any provision of this Agreement that has a material adverse effect on the Participant shall be effective unless signed in writing by or on behalf of the Company and the Participant; provided that the Company may amend or modify this Agreement without the Participant’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Agreement. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature. Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which such amendment, modification or waiver is made or given.
19.Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Participant.
20.Successors and Assigns; No Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Company and the Participant and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.
21.Dispute Resolution. All controversies and claims arising out of or relating to this Agreement, or the breach hereof, shall be settled by the Company’s mandatory dispute resolution procedures, if any, as may be in effect from time to time with respect to matters arising out of or relating to the Participant’s employment with the Company.
22.Governing Law. This Agreement and the transactions contemplated hereby shall be governed by the laws of California, without application of the conflicts of law principles thereof.
23.Imposition of other Requirements and Participant Undertaking. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Award and on any Ordinary Shares to be issued upon settlement of the Award, to the extent the Company determines it is necessary or advisable for legal or administrative reasons. The Participant agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to accomplish the foregoing or to carry out or give effect to any of the obligations or restrictions imposed on either the Participant or the PSUs pursuant to this Agreement.
24.References. References herein to rights and obligations of the Participant shall apply, where appropriate, to the Participant’s legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this Agreement.

Appendix A
PSU AGREEMENT
Performance Condition
Performance Condition. The number of Target PSUs that become Achievement PSUs (as defined below) shall be determined based on the achievement of Company Revenue (as defined below) for the Company fiscal year ending May 2, 2026 (“FY26”) (the “Performance Condition”), by multiplying (i) the number of Target PSUs by (ii) the Achievement Percentage as set forth in table below. As soon as practicable following the end of FY26 (but in no event later than the first Vesting Date set forth in the Notice), the Committee shall review the extent of the achievement of the Performance Condition and certify such achievement in writing (such date of certification, the “Certification Date”). The number of Target PSUs that become achieved pursuant to this Appendix A shall be referred to herein as “Achievement PSUs”. Any PSUs that do not become Achievement PSUs as of the Certification Date shall be forfeited and canceled for no consideration.

Company Revenue	Achievement Percentage
Below $540,000,000	0%
$540,000,000	50%
$600,000,000	100%
$660,000,000 or greater	200%
*For Company Revenue between $540,000,000 and $660,000,000, the Achievement Percentage will be determined based on straight line interpolation.
For purposes of the Award, “Company Revenue” means the Company’s total revenue as calculated and reported in the Company’s Annual Report on Form 10-K for the fiscal year ending May 2, 2026.